Exhibit 8.1

REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3602
Majuro, MH 96960	Email: dreeder@ntamar.net
r.simpson@simpson.gr

March 31, 2011

General Maritime Corporation

299 Park Avenue, 2nd Floor

New York, New York 10171

Re: General Maritime Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to General Maritime Corporation, a non-resident domestic corporation formed under the laws of the RMI (the “Company”), in connection with the offer and sale of shares of common stock of the Company pursuant to a Registration Statement on Form S-3 (No. 333-157215) (the “Registration Statement”) and the prospectus included therein, dated April 8, 2009, as supplemented by the prospectus supplement, dated March 30, 2011 (the “Prospectus Supplement”).  In connection therewith, we have prepared the discussion set forth in the Prospectus Supplement under the caption “Tax Considerations — Marshall Islands Tax Considerations” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Tax Considerations — Marshall Islands Tax Considerations”.  In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI  tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to the use of our name in the Registration Statement and the Prospectus Supplement.  This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ Reeder & Simpson, P.C.

Reeder & Simpson, P.C.

Dennis J. Reeder